Exhibit 10 (d10)
TWELFTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN
     The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended as follows, effective as stated herein:
     1. Article VI of the Plan is amended effective for involuntary cashout distributions made after March 27, 2005 by the addition of the following paragraph at the end thereof.
Involuntary Cashout Distributions. The provisions of this paragraph shall apply notwithstanding any provisions of the Plan to the contrary. In the event of an involuntary cashout distribution greater than $1,000 in accordance with the provisions of Article VI, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article VI, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. The foregoing direct rollover requirement shall apply with respect to the entire amount of an involuntary cashout distribution. Thus, the portion of the distribution attributable to a rollover contribution (including earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(7), 408(d)(3)(A)(ii) and 457(e)(16) shall be considered when determining whether an involuntary cashout distribution is subject to the direct rollover requirement, regardless of whether such amount is otherwise excludible for purposes of determining the value of a Participant’s nonforfeitable account balance under the Plan’s involuntary cashout provisions.
     2. The last two lines of the first paragraph of Section 6.4(b) shall be replaced with the following effective January 1, 2005:
merger of Capitol Bancorp Ltd. with or into any other entity (except where Capitol Bancorp Ltd. is the surviving entity, irrespective of the foregoing vesting schedule.

CAPITOL BANCORP LTD.

Dated: August 4, 2005	By:	/s/ Cristin Reid English Cristin Reid English
Chief Operating Officer